SEC13F.LNS              GABELLI ASSET MANAGEMENT COMPANY

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 12/31/02
                         RUN DATE: 02/12/02 11:00 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        2

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,905

FORM 13F INFORMATION TABLE VALUE TOTAL:   $16,716,281,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

28-1887		GABELLI FUNDS, LLC
                  GABELLI SECURITIES, INC.